UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2013
Date of Earliest Event Reported: June 7, 2013

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”) with the Securities and Exchange Commission on June 10, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2013 Annual Meeting of Shareholders held on June 7, 2013 (the “2013 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve compensation of the Company’s named executive officers (“say-on-pay votes”). No other changes have been made to the Original Form 8-K.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2013 Annual Meeting, 127,071 shares were voted in favor of holding say-on-pay votes every year, 850,621 shares were voted in favor of holding say-on-pay every two years, 8,343,580 shares were voted in favor of holding say-on-pay votes every three years and 38,271 shares abstained from voting. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s Board of Directors in the proxy statement for the 2013 Annual Meeting, and consistent with the fact that such period received the highest number of votes cast at the 2013 Annual Meeting, that the Company will hold future say-on-pay votes every three years until the occurrence of the next advisory vote on the frequency of say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 25, 2013	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer